Sabre highlights bookings improvement and reports first quarter 2021 results

First quarter 2021 business overview:
•Bookings environment improved with a 15 percentage point sequential improvement from January to March in Sabre's net bookings versus 2019, despite the ongoing impact of the COVID-19 pandemic
•Strongest improvement was in North American air bookings and global hotel bookings
•Progressed with NDC initiatives and achieved NDC Level 4 certification as an IT Provider, confirming ability to support full offer and order management capabilities
•Completed migration of Travel Solutions Agency Air Shopping to Google Cloud, first of three technology milestones planned this year
•Advanced other aspects of technology transformation with set up of Google Cloud environments in two out of four global regions for Hospitality Solutions CRS and completed offloads of several compute-heavy mainframe capabilities
•Ended the quarter with cash balance of $1.3 billion

First quarter 2021 summary:
•First quarter revenue totaled $327 million
•Net loss attributable to common stockholders of $266 million and net loss attributable to common stockholders per share of $0.84
•Adjusted EPS totaled ($0.72)
•All metrics were negatively impacted by the COVID-19 pandemic, partially offset by variable cost relief and the effect of cost saving actions

SOUTHLAKE, Texas – May 4, 2021 – Sabre Corporation ("Sabre" or the "Company") (NASDAQ: SABR) today announced financial results for the quarter ended March 31, 2021.

"Global travel trends continue to be reflective of COVID-19 case counts, cumulative and daily vaccination rates and regional travel restrictions. In the United States, part of our largest region, we are encouraged by the accelerating pace of daily vaccine doses administered, as well as the bullish demand comments and capacity plans made by U.S. airline executives. We have seen this confidence reflected in our North American bookings recovery. As expected, international markets vary significantly and collectively have been slower to improve than U.S. domestic travel. This has resulted in a rotation in our bookings mix," said Sean Menke, President and CEO.

"In spite of the COVID-19 pandemic, we believe we have a healthy sales pipeline and the ability to capture new opportunities. We continue to progress on our strategic initiatives, including merchandising and NDC. We are making essential technology investments and advancing critical aspects of our technology transformation and modernization. As the travel environment improves, we believe Sabre is well positioned."

Q1 2021 Financial Summary

Sabre consolidated first quarter revenue totaled $327 million, compared to $659 million in the first quarter of 2020. The decline in revenue was driven by reductions in global air, hotel and other travel bookings due to the COVID-19 pandemic.

Operating loss was $203 million, versus operating loss of $151 million in the first quarter of 2020. The decline in operating results was primarily due to the significant decline in revenue driven by the COVID-19 pandemic. This impact was partially offset by a decline in Travel Solutions incentive expenses and Hospitality Solutions transaction-related costs, reduced headcount-related expenses resulting from the effect of cost saving actions, a $39 million decrease in the provision for expected credit losses, lower depreciation and amortization, a decline in technology costs, a $29 million decline in restructuring charges related to severance benefits and a $17 million decline in legal costs associated with the now-terminated acquisition of Farelogix.

Net loss attributable to common stockholders totaled $266 million, versus a net loss of $213 million in the first quarter of 2020. Diluted net loss attributable to common stockholders per share totaled $0.84, versus diluted net loss attributable to common stockholders per share of $0.78 in the first quarter of 2020. The change in net income attributable to common stockholders was driven by the items impacting operating loss described above, increased interest expense and higher tax expense. These impacts were partially offset by a $15 million gain on investment sale and a favorable comparison to a $46 million charge recorded in the prior year quarter in connection with the termination of the Farelogix acquisition agreement.

Adjusted EBITDA was negative $110 million, versus Adjusted EBITDA of $6 million in the first quarter of 2020. The decline in Adjusted EBITDA was primarily due to the significant decline in revenue driven by the COVID-19 pandemic. This impact was partially offset by a decline in Travel Solutions incentive expenses and Hospitality Solutions transaction-related costs, reduced headcount-related expenses resulting from the effect of cost saving actions, a $39 million decrease in the provision for expected credit losses and a decline in technology costs. The calculation of Adjusted EBITDA has been revised in all periods presented to no longer exclude the amortization of upfront incentive consideration.

Adjusted Operating Loss was $167 million, versus Adjusted Operating Loss of $73 million in the first quarter of 2020. The decline in operating results was driven by the items impacting Adjusted EBITDA above, partially offset by lower depreciation and amortization.

Sabre reported Adjusted EPS of ($0.72), versus ($0.29) in the first quarter of 2020.

With regards to Sabre's first quarter 2021 cash flows (versus prior year):
•Cash used in operating activities totaled $197 million (vs. $40 million provided by)
•Cash provided by investing activities totaled $8 million (vs. $33 million used in)
•Cash used in financing activities totaled $24 million (vs. $238 million provided by)
•Capitalized expenditures totaled $6 million (vs. $28 million)

Free Cash Flow was negative $204 million, versus Free Cash Flow generation of $12 million in the first quarter of 2020.

Financial Highlights (in thousands, except for EPS; unaudited):	Three Months Ended March 31,
	2021	2020	% Change
Total Company:
Revenue	$327,484	$658,977	(50)
Operating Loss	$(202,553)	$(151,411)	34
Net loss attributable to common stockholders	$(266,106)	$(212,680)	25
Diluted net loss attributable to common stockholders per share (EPS)	$(0.84)	$(0.78)	8
Net Loss Margin	(81.3)%	(32.3)%
Adjusted EBITDA (1)(2)	$(109,500)	$6,190	NM
Adjusted EBITDA Margin(1)(2)	(33.4)%	0.9%
Adjusted Operating Loss(1)	$(166,502)	$(72,870)	128
Adjusted Net Loss(1)	$(228,274)	$(79,976)	185
Adjusted EPS(1)	$(0.72)	$(0.29)	148
Cash (used in) provided by operating activities	$(197,403)	$40,431	(588)
Cash provided by (used in) investing activities	$8,405	$(32,850)	(126)
Cash (used in) provided by financing activities	$(24,221)	$238,146	(110)
Capitalized expenditures	$6,435	$28,437	(77)
Free Cash Flow(1)	$(203,838)	$11,994	NM
Net Debt (total debt, less cash)	$3,516,273	$3,033,589
Net Debt / LTM Adjusted EBITDA(1)(2)	NM	4.8x

Travel Solutions:
Revenue	$288,875	$607,588	(52)
Operating Loss	$(105,222)	$(9,921)	961
Adjusted Operating Loss(1)	$(106,133)	$(10,607)	901
Distribution Revenue	$151,781	$394,538	(62)
Total Bookings	38,943	85,753	(55)
Air Bookings	35,289	72,823	(52)
Lodging, Ground and Sea Bookings	3,654	12,930	(72)
Bookings Share	40.9%	39.3%
IT Solutions Revenue	$137,094	$213,050	(36)
Passengers Boarded	75,189	167,375	(55)

Hospitality Solutions:
Revenue	$42,215	$59,237	(29)
Operating Loss	$(13,587)	$(16,457)	(17)
Adjusted Operating Loss(1)	$(13,587)	$(16,457)	(17)
Central Reservation System Transactions	17,560	21,019	(16)

(1)Indicates non-GAAP financial measure; see descriptions and reconciliations below.
(2)The calculation of Adjusted EBITDA has been revised in all periods presented to no longer exclude the amortization of upfront incentive consideration.

Travel Solutions

First quarter 2021 results (versus prior year):
•Travel Solutions revenue decreased 52% to $289 million due to the unprecedented disruption in travel driven by the COVID-19 pandemic.
•Operating loss totaled $105 million, versus operating loss of $10 million in the first quarter of 2020. The decline in operating income was driven by the reduction in revenue driven by the COVID-19 pandemic, partially offset by lower incentive expenses, a $40 million decrease in the provision for expected credit losses, reduced headcount-related expenses resulting from the effect of cost saving actions and a decline in technology costs.
•Distribution revenue decreased 62% to $152 million due to lower bookings volume and a decline in average booking fee due to a shift in bookings mix.
◦Global bookings, net of cancellations, declined 55% vs. 2020.
◦Global bookings, net of cancellations, declined 75% vs. 2019.
▪The booking environment steadily improved over the quarter.
▪Gross air bookings declined 82%, 77% and 69% in January, February and March versus the same months in 2019, respectively.
▪Net air bookings declined 81%, 76% and 66% in January, February and March versus the same months in 2019, respectively.
◦Global air bookings share increased 160 basis points to 40.9%.
•IT Solutions revenue decreased 36% to $137 million. Reservations revenue decreased 48%, and Commercial and Operations revenue decreased 29%, primarily driven by the impact of the COVID-19 pandemic.
◦Airline passengers boarded declined 55%.

Hospitality Solutions

First quarter 2021 results (versus prior year):
•Hospitality Solutions revenue decreased 29% to $42 million.
•Central reservation system transactions declined 16% to 18 million.
•Operating loss was $14 million, versus operating loss of $16 million in the first quarter of 2020. The increase in operating results was primarily due to decreased depreciation and amortization, a decline in transaction-based costs and reduced headcount-related expenses resulting from the effect of cost saving actions, partially offset by the decline in revenue driven by lower CRS transactions due to the COVID-19 pandemic.

Business Outlook

Given the ongoing magnitude and the uncertainty related to the COVID-19 pandemic and its economic effects, Sabre has not given guidance at this time.

Conference Call

Sabre will conduct its first quarter 2021 investor conference call today at 9:00 a.m. ET. The live webcast and accompanying slide presentation can be accessed via the Investor Relations section of our website, investors.sabre.com. A replay of the event will be available on the website for at least 90 days following the event.

About Sabre

Sabre Corporation is a leading software and technology company that powers the global travel industry, serving a wide range of travel companies including airlines, hoteliers, travel agencies and other suppliers. The company provides retailing, distribution and fulfillment solutions that help its customers operate more efficiently, drive revenue and offer personalized traveler experiences. Through its leading travel marketplace, Sabre connects travel suppliers with buyers from around the globe. Sabre’s technology platform manages more than $260B worth of global travel spend annually. Headquartered in Southlake, Texas, USA, Sabre serves customers in more than 160 countries around the world. For more information visit www.sabre.com.

Website Information

We routinely post important information for investors on the Investor Relations section of our website, investors.sabre.com, and intend to post important information for investors on our Twitter account, @Sabre_Corp. We intend to use the Investor Relations section of our website and our Twitter account as means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website and our Twitter account, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website or our Twitter account is not incorporated by reference into, and is not a part of, this document.

Supplemental Financial Information

In conjunction with today’s earnings report, a file of supplemental financial information will be available on the Investor Relations section of our website, investors.sabre.com.

Industry Data

This release contains industry data, forecasts and other information that we obtained from industry publications and surveys, public filings and internal company sources, and there can be no assurance as to the accuracy or completeness of the included information. Statements as to our ranking, market position, bookings share and market estimates are based on independent industry publications, government publications, third-party forecasts and management’s estimates and assumptions about our markets and our internal research. We have not independently verified this third-party information nor have we ascertained the underlying economic assumptions relied upon in those sources, and we cannot assure you of the accuracy or completeness of this information.

Note on Non-GAAP Financial Measures

This press release includes unaudited non-GAAP financial measures, including Adjusted Operating Loss, Adjusted Net Loss from continuing operations ("Adjusted Net Loss"), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Loss from continuing operations per share ("Adjusted EPS"), Free Cash Flow, Net Debt / LTM Adjusted EBITDA and the ratios based on these financial measures.

We present non-GAAP measures when our management believes that the additional information provides useful information about our operating performance. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. See “Non-GAAP Financial Measures” below for an explanation of the non-GAAP measures and “Tabular Reconciliations for Non-GAAP Measures” below for a reconciliation of the non-GAAP financial measures to the comparable GAAP measures.

Forward-Looking Statements

Certain statements herein are forward-looking statements about trends, future events, uncertainties and our plans and expectations of what may happen in the future. Any statements that are not historical or current facts are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as "expect," "future," "believe," "trend," "pipeline," "opportunity," "plan," "guidance," "outlook," "anticipate," "will," "forecast," "continue," "strategy," "estimate," "project," "may,” “should,” “would,” “intend," “potential,” or the negative of these terms or other comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Sabre’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. The potential risks and uncertainties include, among others, the severity, extent and duration of the global COVID-19 pandemic and its impact on our business and results of operations, financial condition and credit ratings, as well as on the travel industry and consumer spending more broadly, the actions taken to contain the disease or treat its impact, the effectiveness and rate of vaccinations, the effect of remote working arrangements on our operations and the speed and extent of the recovery across the broader travel ecosystem, dependency on transaction volumes in the global travel industry, particularly air travel transaction volumes, including from airlines' insolvency, suspension of service or aircraft groundings, the effect of cost savings initiatives, the timing, implementation and effects of the technology investment and other strategic initiatives, the completion and effects of travel platforms, travel suppliers' usage of alternative distribution models, exposure to pricing pressure in the Travel Solutions business, changes affecting travel supplier customers, maintenance of the integrity of our systems and infrastructure and the effect of any security breaches, failure to adapt to technological advancements, competition in the travel distribution market and solutions markets, implementation of software solutions, reliance on third parties to provide information technology services and the effects of these services, the execution, implementation and effects of new, amended or renewed agreements and strategic partnerships, including anticipated savings, dependence on establishing, maintaining and renewing contracts with customers and other counterparties and collecting amounts due to us under these agreements, dependence on relationships with travel buyers, our collection, processing, storage, use and transmission of personal data and risks associated with PCI compliance, our ability to recruit, train and retain employees, including our key executive officers and technical employees, the financial and business results and effects of acquisitions, the effects of any litigation and regulatory reviews and investigations, adverse global and regional economic and political conditions, including, but not limited to, economic conditions in countries or regions with traditionally high levels of exports to China or that have commodities-based economies and the effect of "Brexit", risks arising from global operations, reliance on the value of our brands, failure to comply with regulations, use of third-party distributor partners, the effects of the implementation of new accounting standards and tax-related matters. More information about potential risks and uncertainties that could affect our business and results of operations is included in the "Risk Factors" and “Forward-Looking Statements” sections in our Annual Report on Form 10-K filed with the SEC on February 25, 2021 and in our other filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, Sabre undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

Contacts:

Media
Kristin Hays
Kristin.Hays@sabre.com
sabrenews@sabre.com

Investors
Kevin Crissey
Kevin.Crissey@sabre.com
sabre.investorrelations@sabre.com

SABRE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Revenue	$327,484	$658,977
Cost of revenue, excluding technology costs	146,761	281,415
Technology costs	252,663	325,372
Selling, general and administrative	130,613	203,601
Operating loss	(202,553)	(151,411)
Other income (expense):
Interest expense, net	(64,101)	(37,442)
Equity method loss	(911)	(686)
Other, net	11,631	(47,486)
Total other expense, net	(53,381)	(85,614)
Loss from continuing operations before income taxes	(255,934)	(237,025)
Provision for income taxes	3,997	(27,254)
Loss from continuing operations	(259,931)	(209,771)
Loss from discontinued operations, net of tax	(263)	(2,126)
Net loss	(260,194)	(211,897)
Net income attributable to noncontrolling interests	484	783
Net loss attributable to Sabre Corporation	(260,678)	(212,680)
Preferred stock dividends	5,428	—
Net loss attributable to common stockholders	$(266,106)	$(212,680)

Basic net loss per share attributable to common stockholders:
Loss from continuing operations	$(0.84)	$(0.77)
Loss from discontinued operations	—	(0.01)
Net loss per common share	$(0.84)	$(0.78)
Diluted net loss per share attributable to common stockholders:
Loss from continuing operations	$(0.84)	$(0.77)
Loss from discontinued operations	—	(0.01)
Net loss per common share	$(0.84)	$(0.78)
Weighted-average common shares outstanding:
Basic	317,634	274,037
Diluted	317,634	274,037

SABRE CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$1,284,918	$1,499,665
Accounts receivable, net of allowance for credit losses of $91,767 and $96,150	293,953	255,468
Prepaid expenses and other current assets	153,964	132,972
Total current assets	1,732,835	1,888,105
Property and equipment, net of accumulated depreciation of $2,040,177 and $1,995,409	323,357	363,491
Equity method investments	23,889	24,265
Goodwill	2,630,011	2,636,546
Acquired customer relationships, net of accumulated amortization of $767,778 and $761,335	281,568	289,150
Other intangible assets, net of accumulated amortization of $723,876 and $714,095	212,436	222,216
Deferred income taxes	24,278	24,181
Other assets, net	599,464	629,768
Total assets	$5,827,838	$6,077,722

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$104,243	$115,229
Accrued compensation and related benefits	88,495	86,830
Accrued subscriber incentives	120,639	100,963
Deferred revenues	116,487	99,470
Other accrued liabilities	186,060	193,383
Current portion of debt	26,050	26,068
Total current liabilities	641,974	621,943
Deferred income taxes	69,670	72,196
Other noncurrent liabilities	369,465	380,621
Long-term debt	4,714,990	4,717,808

Stockholders’ equity
Preferred stock, $0.01 par value, 225,000 authorized, 3,340 issued and outstanding as of March 31, 2021 and December 31, 2020; aggregate liquidation value of $334,000 as of March 31, 2021 and December 31, 2020	33	33
Common Stock: $0.01 par value; 1,000,000 authorized shares; 341,563 and 338,662 shares issued, 319,433 and 317,297 shares outstanding at March 31, 2021 and December 31, 2020, respectively	3,416	3,387
Additional paid-in capital	3,009,651	2,985,077
Treasury Stock, at cost, 22,130 and 21,365 shares at March 31, 2021 and December 31, 2020, respectively	(487,401)	(474,790)
Accumulated deficit	(2,365,730)	(2,099,624)
Accumulated other comprehensive loss	(135,742)	(135,957)
Non-controlling interest	7,512	7,028
Total stockholders’ equity	31,739	285,154
Total liabilities and stockholders’ equity	$5,827,838	$6,077,722

SABRE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Operating Activities
Net loss	$(260,194)	$(211,897)
Adjustments to reconcile net loss to cash (used in) provided by operating activities:
Depreciation and amortization	73,223	95,861
Stock-based compensation expense	24,426	17,577
Amortization of upfront incentive consideration	15,825	18,213
Gain on sale of investment	(14,532)	—
Amortization of debt discount and issuance costs	2,853	993
Provision for expected credit losses	(2,226)	36,359
Deferred income taxes	(2,004)	(41,732)
Loss from discontinued operations	263	2,126
Acquisition termination fee	—	24,811
Other	1,396	(1,858)
Changes in operating assets and liabilities:
Accounts and other receivables	(41,144)	120,580
Prepaid expenses and other current assets	(18,008)	(10,120)
Capitalized implementation costs	(5,022)	(1,472)
Upfront incentive consideration	(2,185)	(22,566)
Other assets	3,176	16,102
Accrued compensation and related benefits	681	(23,655)
Accounts payable and other accrued liabilities	17,433	(1,197)
Deferred revenue including upfront solution fees	8,636	22,306
Cash (used in) provided by operating activities	(197,403)	40,431
Investing Activities
Proceeds from sale of investment	14,840	—
Additions to property and equipment	(6,435)	(28,437)
Other investing activities	—	(4,413)
Cash provided by (used in) investing activities	8,405	(32,850)
Financing Activities
Net payment on the settlement of equity-based awards	(12,434)	(5,200)
Payments on borrowings from lenders	(6,295)	(18,953)
Dividends paid on preferred stock	(5,428)	—
Proceeds of borrowings from lenders	—	375,000
Payments on Tax Receivable Agreement	—	(71,958)
Cash dividends paid to common shareholders	—	(38,544)
Other financing activities	(64)	(2,199)
Cash (used in) provided by financing activities	(24,221)	238,146
Cash Flows from Discontinued Operations
Cash used in operating activities	(281)	(997)
Cash used in discontinued operations	(281)	(997)
Effect of exchange rate changes on cash and cash equivalents	(1,247)	3,566
(Decrease) increase in cash and cash equivalents	(214,747)	248,296
Cash and cash equivalents at beginning of period	1,499,665	436,176
Cash and cash equivalents at end of period	$1,284,918	$684,472

Tabular Reconciliations for Non-GAAP Measures
(In thousands, except per share amounts; unaudited)

Reconciliation of net loss attributable to common stockholders to Adjusted Net Loss from continuing operations, operating loss to Adjusted Operating Loss, and loss from continuing operations to Adjusted EBITDA.

	Three Months Ended March 31,
	2021	2020
Net loss attributable to common stockholders	$(266,106)	$(212,680)
Loss from discontinued operations, net of tax	263	2,126
Net income attributable to non-controlling interests(1)	484	783
Preferred stock dividends	5,428	—
Loss from continuing operations	(259,931)	(209,771)
Adjustments:
Acquisition-related amortization(2a)	16,221	16,801
Restructuring and other costs(4)	(5,135)	25,281
Other, net(3)	(11,631)	47,486
Acquisition-related costs(5)	720	17,827
Litigation costs, net(6)	730	1,741
Stock-based compensation	24,426	17,577
Tax impact of adjustments(7)	6,326	3,082
Adjusted Net Loss from continuing operations	$(228,274)	$(79,976)
Adjusted Net Loss from continuing operations per share	$(0.72)	$(0.29)
Diluted weighted-average common shares outstanding	317,634	274,037

Operating loss	$(202,553)	$(151,411)
Add back:
Equity method loss	(911)	(686)
Acquisition-related amortization(2a)	16,221	16,801
Restructuring and other costs(4)	(5,135)	25,281
Acquisition-related costs(5)	720	17,827
Litigation costs, net(6)	730	1,741
Stock-based compensation	24,426	17,577
Adjusted Operating Loss	$(166,502)	$(72,870)

Loss from continuing operations	$(259,931)	$(209,771)
Adjustments:
Depreciation and amortization of property and equipment(2b)	48,592	69,513
Amortization of capitalized implementation costs(2c)	8,410	9,547
Acquisition-related amortization(2a)	16,221	16,801
Restructuring and other costs(4)	(5,135)	25,281
Interest expense, net	64,101	37,442
Other, net(3)	(11,631)	47,486
Acquisition-related costs(5)	720	17,827
Litigation costs, net(6)	730	1,741
Stock-based compensation	24,426	17,577
Provision for income taxes	3,997	(27,254)
Adjusted EBITDA	$(109,500)	$6,190

Net loss margin	(81.3)%	(32.3)%
Adjusted EBITDA margin	(33.4)%	0.9%

Reconciliation of Free Cash Flow:

	Three Months Ended March 31,
	2021	2020
Cash (used in) provided by operating activities	$(197,403)	$40,431
Cash provided by (used in) investing activities	8,405	(32,850)
Cash (used in) provided by financing activities	(24,221)	238,146

	Three Months Ended March 31,
	2021	2020
Cash (used in) provided by operating activities	$(197,403)	$40,431
Additions to property and equipment	(6,435)	(28,437)
Free Cash Flow	$(203,838)	$11,994

Reconciliation of net loss attributable to common stockholders to Last Twelve Months' (LTM) Adjusted EBITDA (for Net Debt Ratio):

	Three Months Ended
	Jun 30, 2020	Sep 30, 2020	Dec 31, 2020	Mar 31, 2021	LTM
Net loss attributable to common stockholders	$(442,570)	$(309,664)	$(325,091)	$(266,106)	$(1,343,431)
Loss (income) from discontinued operations, net of tax	672	533	(6,119)	263	(4,651)
Net (loss) income attributable to noncontrolling interests(1)	(71)	125	363	484	901
Preferred stock dividends	—	2,231	5,428	5,428	13,087
Loss from continuing operations	(441,969)	(306,775)	(325,419)	(259,931)	(1,334,094)
Adjustments:
Acquisition-related amortization(2a)	16,509	16,465	16,223	16,221	65,418
Impairment and related charges	—	—	8,684	—	8,684
Loss on extinguishment of debt	—	10,333	11,293	—	21,626
Restructuring and other costs(4)	48,001	947	11,568	(5,135)	55,381
Other, net(3)	6,098	18,431	(5,054)	(11,631)	7,844
Acquisition-related costs(5)	4,373	591	(6,004)	720	(320)
Litigation costs, net(6)	115	247	(4,022)	730	(2,930)
Stock-based compensation	8,762	18,566	25,041	24,426	76,795
Depreciation and amortization of property and equipment(2b)	68,028	63,733	59,377	48,592	239,730
Amortization of capitalized implementation costs(2c)	9,417	9,146	8,984	8,410	35,957
Interest expense, net	55,931	64,376	68,043	64,101	252,451
Provision for income taxes	(4,629)	(19,874)	30,745	3,997	10,239
Adjusted EBITDA	$(229,364)	$(123,814)	$(100,541)	$(109,500)	$(563,219)

Net Debt (total debt, less cash)					$3,516,273
Net Debt / LTM Adjusted EBITDA					NM

	Three Months Ended
	Jun 30, 2019	Sep 30, 2019	Dec 31, 2019	Mar 31, 2020	LTM
Net income (loss) attributable to common stockholders	$27,838	$63,813	$10,091	$(212,680)	$(110,938)
(Income) loss from discontinued operations, net of tax	(1,350)	596	1,068	2,126	2,440
Net income attributable to noncontrolling interests(1)	1,606	771	665	783	3,825
Income (loss) from continuing operations	28,094	65,180	11,824	(209,771)	(104,673)
Adjustments:
Acquisition-related amortization(2a)	16,011	15,976	16,633	16,801	65,421
Restructuring and other costs(4)	—	—	—	25,281	25,281
Other, net(3)	2,479	1,769	3,314	47,486	55,048
Acquisition-related costs(5)	8,935	9,696	10,700	17,827	47,158
Litigation costs, net(6)	1,386	(24,179)	(3,224)	1,741	(24,276)
Stock-based compensation	18,295	17,094	15,802	17,577	68,768
Depreciation and amortization of property and equipment(2b)	79,209	78,060	77,956	69,513	304,738
Amortization of capitalized implementation costs(2c)	9,627	9,579	8,127	9,547	36,880
Interest expense, net	39,608	39,743	39,027	37,442	155,820
Provision for income taxes	12,145	7,795	3,543	(27,254)	(3,771)
Adjusted EBITDA	$215,789	$220,713	$183,702	$6,190	$626,394

Net Debt (total debt, less cash)					$3,033,589
Net Debt / LTM Adjusted EBITDA					4.8x

Reconciliation of Adjusted Operating Loss to operating loss in our statement of operations and Adjusted EBITDA to loss from continuing operations in our statement of operations by business segment:

	Three Months Ended March 31, 2021
	Travel Solutions	Hospitality Solutions	Corporate	Total
Adjusted Operating Loss	$(106,133)	$(13,587)	$(46,782)	$(166,502)
Less:
Equity method loss	(911)	—	—	(911)
Acquisition-related amortization(2a)	—	—	16,221	16,221
Restructuring and other costs(4)	—	—	(5,135)	(5,135)
Acquisition-related costs(5)	—	—	720	720
Litigation costs, net(6)	—	—	730	730
Stock-based compensation	—	—	24,426	24,426
Operating loss	$(105,222)	$(13,587)	$(83,744)	$(202,553)

Adjusted EBITDA	(57,363)	(5,660)	(46,477)	(109,500)
Less:
Depreciation and amortization of property and equipment(2b)	41,372	6,915	305	48,592
Amortization of capitalized implementation costs(2c)	7,398	1,012	—	8,410
Acquisition-related amortization(2a)	—	—	16,221	16,221
Restructuring and other costs(4)	—	—	(5,135)	(5,135)
Acquisition-related costs(5)	—	—	720	720
Litigation costs, net(6)	—	—	730	730
Stock-based compensation	—	—	24,426	24,426
Equity method loss	(911)	—	—	(911)
Operating loss	$(105,222)	$(13,587)	$(83,744)	$(202,553)
Interest expense, net				(64,101)
Other, net(3)				11,631
Equity method loss				(911)
Provision for income taxes				(3,997)
Loss from continuing operations				$(259,931)

	Three Months Ended March 31, 2020
	Travel Solutions	Hospitality Solutions	Corporate	Total
Adjusted Operating Loss	$(10,607)	$(16,457)	$(45,806)	$(72,870)
Less:
Equity method loss	(686)	—	—	(686)
Acquisition-related amortization(2a)	—	—	16,801	16,801
Restructuring and other costs(4)	—	—	25,281	25,281
Acquisition-related costs(5)	—	—	17,827	17,827
Litigation costs, net(6)	—	—	1,741	1,741
Stock-based compensation	—	—	17,577	17,577
Operating loss	$(9,921)	$(16,457)	$(125,033)	$(151,411)

Adjusted EBITDA	55,608	(4,855)	(44,563)	6,190
Less:
Depreciation and amortization of property and equipment(2b)	57,760	10,510	1,243	69,513
Amortization of capitalized implementation costs(2c)	8,455	1,092	—	9,547
Acquisition-related amortization(2a)	—	—	16,801	16,801
Restructuring and other costs(4)	—	—	25,281	25,281
Acquisition-related costs(5)	—	—	17,827	17,827
Litigation costs, net(6)	—	—	1,741	1,741
Stock-based compensation	—	—	17,577	17,577
Equity method loss	(686)	—	—	(686)
Operating loss	$(9,921)	$(16,457)	$(125,033)	$(151,411)
Interest expense, net				(37,442)
Other, net(3)				(47,486)
Equity method loss				(686)
Provision for income taxes				27,254
Loss from continuing operations				$(209,771)

Definitions of Non-GAAP Financial Measures

We have included both financial measures compiled in accordance with GAAP and certain non-GAAP financial measures, including Adjusted Operating Loss, Adjusted Net Loss from continuing operations ("Adjusted Net Loss"), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EPS, Free Cash Flow, Net Debt / LTM Adjusted EBITDA and ratios based on these financial measures. As a result of the strategic realignment in the third quarter of 2020, we have separated our technology costs from cost of revenue and moved certain expenses previously classified as cost of revenue to selling, general and administrative to provide increased visibility to our technology costs for analytical and decision-making purposes and to align costs with the current leadership and operational organizational structure.

We define Adjusted Operating Loss as operating loss adjusted for equity method (loss) income, acquisition-related amortization, restructuring and other costs, acquisition-related costs, litigation costs, net, and stock-based compensation.

We define Adjusted Net Loss as net loss attributable to common stockholders adjusted for loss (income) from discontinued operations, net of tax, net income attributable to noncontrolling interests, impairment and related charges, acquisition-related amortization, loss on extinguishment of debt, other, net, restructuring and other costs, acquisition-related costs, litigation costs, net, stock-based compensation, and the tax impact of adjustments.

We define Adjusted EBITDA as Loss from continuing operations adjusted for depreciation and amortization of property and equipment, amortization of capitalized implementation costs, acquisition-related amortization, restructuring and other costs, interest expense, net, other, net, acquisition-related costs, litigation costs, net, stock-based compensation and the remaining provision for income taxes. We have revised our calculation of Adjusted EBITDA to no longer exclude the amortization of upfront incentive consideration in all periods presented.

We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue.

We define Adjusted EPS as Adjusted Net Loss divided by diluted weighted-average common shares outstanding.

We define Free Cash Flow as cash (used in) provided by operating activities less cash used in additions to property and equipment.

We define Net Debt / LTM Adjusted EBITDA as the face value of total debt outstanding less cash divided by the last twelve months Adjusted EBITDA.

These non-GAAP financial measures are key metrics used by management and our board of directors to monitor our ongoing core operations because historical results have been significantly impacted by events that are unrelated to our core operations as a result of changes to our business and the regulatory environment. We believe that these non-GAAP financial measures are used by investors, analysts and other interested parties as measures of financial performance and to evaluate our ability to service debt obligations, fund capital expenditures, fund our investments in technology transformation, and meet working capital requirements. The Net Debt / LTM Adjusted EBITDA leverage ratio is used to evaluate our ability to service debt obligations as it provides an indication of our ability to pay down current debt levels given recent operational results. We also believe that Adjusted Operating Loss, Adjusted Net Loss, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EPS and Net Debt / LTM Adjusted EBITDA assist investors in company-to-company and period-to-period comparisons by excluding differences caused by variations in capital structures (affecting interest expense), tax positions and the impact of depreciation and amortization expense. In addition, amounts derived from Adjusted EBITDA are a primary component of certain covenants under our senior secured credit facilities.

Adjusted Operating Loss, Adjusted Net Loss, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EPS, Free Cash Flow, Net Debt / LTM Adjusted EBITDA and ratios based on these financial measures are not recognized terms under GAAP. These non-GAAP financial measures and ratios based on them are unaudited and have important limitations as analytical tools, and should not be viewed in isolation and do not purport to be alternatives to net income as indicators of operating performance or cash flows from operating activities as measures of liquidity. These non-GAAP financial measures and ratios based on them exclude some, but not all, items that affect net income or cash flows from operating activities and these measures may vary among companies. Our use of these measures has limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Some of these limitations are:
•these non-GAAP financial measures exclude certain recurring, non-cash charges such as stock-based compensation expense and amortization of acquired intangible assets;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash requirements for such replacements;
•Adjusted EBITDA does not reflect amortization of capitalized implementation costs associated with our revenue contracts, which may require future working capital or cash needs in the future;

•Adjusted Operating Loss, Adjusted Net Loss and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our indebtedness;
•Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us;
•Free Cash Flow removes the impact of accrual-basis accounting on asset accounts and non-debt liability accounts, and does not reflect the cash requirements necessary to service the principal payments on our indebtedness; and
•other companies, including companies in our industry, may calculate Adjusted Operating Loss, Adjusted Net Loss, Adjusted EBITDA, Adjusted EPS or Free Cash Flow differently, which reduces their usefulness as comparative measures.

Non-GAAP Footnotes

(1)Net income attributable to non-controlling interests represents an adjustment to include earnings allocated to non-controlling interests held in (i) Sabre Travel Network Middle East of 40%, (ii) Sabre Seyahat Dagitim Sistemleri A.S. of 40%, (iii) Sabre Travel Network Lanka (Pte) Ltd of 40%, and (iv) Sabre Bulgaria of 40%.

(2)Depreciation and amortization expenses:
(a) Acquisition-related amortization represents amortization of intangible assets from the take-private transaction in 2007 as well as intangibles associated with acquisitions since that date.
(b) Depreciation and amortization of property and equipment includes software developed for internal use as well as amortization of contract acquisition costs.
(c) Amortization of capitalized implementation costs represents amortization of upfront costs to implement new customer contracts under our SaaS and hosted revenue model.

(3)Other, net includes a $15 million gain on sale of equity securities during the three months ended March 31, 2021 and a $46 million charge related to termination payments incurred in the first quarter of 2020 in connection with the now-terminated acquisition of Farelogix Inc. ("Farelogix"). In addition, all periods presented include foreign exchange gains and losses related to the remeasurement of foreign currency denominated balances included in our consolidated balance sheets into the relevant functional currency.

(4)Restructuring and other costs represents charges, and adjustments to those charges, associated with business restructuring and associated changes as well as other measures to support the new organizational structure and to respond to the impacts of the COVID-19 pandemic on our business, facilities and cost structure.

(5)Acquisition-related costs represent fees and expenses incurred associated with the now-terminated agreement to acquire Farelogix.

(6)Litigation costs, net represent charges associated with antitrust litigation and other foreign non-income tax contingency matters.

(7)The tax impact of adjustments includes the tax effect of each separate adjustment based on the statutory tax rate for the jurisdiction(s) in which the adjustment was taxable or deductible, the impact of the adjustments on valuation allowance assessments, and the tax effect of items that relate to tax specific financial transactions, tax law changes, uncertain tax positions, and other items.